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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2004 of the Successor Company and February 24, 2003 of the Predecessor Company relating to the financial statements and financial statement schedules of Dade Behring Holdings, Inc., which appear in Dade Behring Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Chicago, Illinois August 25, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM